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                                                                   EXHIBIT 23.02



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Options to Purchase Common Stock Assumed by Registrant Pursuant to an Asset Purchase Agreement with NuView, Inc. Dated August 10, 1999 of VERITAS Software Corporation of our report dated January 27, 1999, with respect to the consolidated financial statements and schedule of VERITAS Software Corporation for the year ended December 31, 1998 included in the Registration Statement on Form S-1 (Reg. No. 333-83777), filed with the Securities and Exchange Commission.


                                                         /s/ ERNST & YOUNG LLP

San Jose, California
August 24, 1999